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                                                                Exhibit 10.42



                                MASTER LEASE

                               LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease") is made and entered into by and between INDUSTRIAS IRVIN DE MEXICO S.A. DE C.V., hereinafter referred to in this Lease as "Lessor" by and through its representative Sr. MIGUEL DEL CASTILLO, Legal Representative and STANDARD COMPONENTS DE MEXICO S.A. hereinafter referred to in this Lease as "Lessee" by and through its representative, DANIEL P. CAMP, Legal Representative.

                                 WITNESSETH

     In consideration of the mutual convenants and agreements set forth in this Lease, and other good and valuable considerations, Lessor does hereby demise and Lease to Lessee, and Lessee does hereby Lease from Lessor a total of 78,300 Sq. Ft., Commercial Space and land as described herein as the "Leased Premises".

     The premises described herein on Exhibit "A" together with any improvements thereon and the personal property described on Exhibit "B" are referred to in this Lease as "the Leased Premises", and the Building located thereon is also referred to in this Lease as "the Building".

                                 LEASE TERM

SECTION 1

1.01 The initial term of this Lease shall be for a period of five (5) years, commencing on the fifteenth day of January, 1997. Thereafter Lessee shall have the right to extend this Lease for Two (2) additional successive terms of three
(3) years by giving to the Lessor written notice of its intention to extend the term at least one hundred eighty (180) days prior to the end of the particular term. The monthly rental payment during any extensions of the initial term shall be established according with the terms in Section 2, Subsection 2.03.

1.02 Lessee has the right to extend this Lease beyond the expiration date provided in SECTION 1.01, upon the following terms and conditions:






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     (a)  Should Lessee fully and faithfully perform all of the terms and conditions of this Lease, Lessee may extend the term of this Lease with the extended term to begin on the day following the expiration date of the previous term, as specified in SECTION 1.01, provided however, that if at the date of expiration of the original term, Lessee is in default beyond any grace period provided in this Lease, the remaining option shall be null and void. All the terms, convenants, and provisions of the original Lease term, including rent, shall apply to any extending Lease term.

     (b) Lessee may exercise the option to extend this Lease by giving Lessor notice of its intention to do so not later than One Hundred Eighty (180) days prior to the expiration date of the original Lease term or extended Lease term, as appropriate. To constitute effective notice of an intention to exercise the option under this Lease, the notice must be in writing and must be sent by certified or registered mail to Lessor at the address provided in SECTION 16 of this Lease, and must be postmarked no later than One Hundred Eighty (180) days prior to the expiration date of the original Lease term or extended Lease term, as appropriate, for Lessee to exercise its option.

1.03 If Lessee holds over and continues in possession of the Lease Premises after expiration of the term of this Lease, or the extension of that term, other than as provided in SECTION 1.01, Lessee will be deemed to be occupying the leased premises in violation of the terms of the Lease, and the Lessee will be obligated to vacate the Leased premises without any official notice.

                         LEASED PREMISES AND RENTAL

SECTION 2

2.01 An initial lump sum rental shall be paid upon execution of this Lease in the amount of $51,000.00 U.S. DOLLARS which reflects payments of the first and last months Lease payments. The monthly rental payment for the total Leased Premises will be $25,500.00 U.S. DOLLARS payable in advance on the fifteenth day of each month during the term.

2.02 All payments will be made in equivalent Pesos converted at the exchange rate as determined by the Peso sales price of Banco Nacional de Mexico S.A., Hidalgo and Matamoros, Ciudad Acuna, Coahuila, Mexico on the date of the payment or any responsible financial institution as determined by Industrias Irvin de Mexico S.A. de C.V.

2.03 The monthly rental payment for the Leased Premises during any extension of the term hereof shall be established at the beginning of each such extension and will be an amount equal to the monthly rental for the initial five year term increased by one-half (1/2) the percentage change in the cost of living as measured by the United States Producers Price Index from January 1, 1997 to January 1 of the first year of the particular extended term, as that Index compiled and published by the United States Department of Labor, Bureau of Labor Statistics.



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2.04 The Lessee agrees to pay the Lessor the amount of value added tax ("IVA")
on the rent each month. A late fee at the rate equal to .05 cents per dollar of the amount due shall also be due for payments made more than ten (10) days after the date such payment was due.

2.05 Rental payments shall be paid to Lessor at the offices of the INDUSTRIAS IRVIN DE MEXICO S.A. DE C.V., with address in Carretera Presa La Amistad km.
6.0 Ciudad Acuna, Coahuila Mexico, or at such other place as Lessor may hereinafter, in writing, designate.

2.06 As security and assurance for the payment of rent Lessee agrees to provide to Lessor a revolving letter of credit, open during the initial term of the Lease or any extension thereof equivalent to six months Lease payments which is $153,000.00 U.S. DOLLARS, in favor of Lessor from a financial institution reasonably satisfactory to Lessor.

     Lessor shall be authorized to make draws against the letter of credit in the amount of any unpaid installment of rent in the event Lessee shall have failed to pay such installment of rent within two weeks after its due date.

                         USE OF THE LEASED PROPERTY

SECTION 3

3.01 Lessee or its agents will use the Leased Premises and improvements located thereon only to operate an industrial operation and/or warehousing, including office facilities and employees cafeteria, unless Lessor shall give Lessee prior written consent for a different use, which shall not be unreasonably withheld.

3.02 Lessee shall not use, or permit the use of, the Leased Premises in any manner that would cause a cancellation of or an increase in the existing rates for fire, liability, or other insurance policies insuring the Leased Premises, or any improvements on the Leased Premises, or insuring the Lessor or any liability in connection with ownership of the Leased Premises. Lessor acknowledges that Lessee is in the business of assembly and contract manufacturing of printed circuit boards, electronic components, and finished electro-mechanical products and that such business use will not breach the provision of this section.

3.03 Lessee shall not use, or permit the use of, the Leased Premises in any manner that results in waste of the Leased Premises or constitutes a nuisance nor shall Lessee use, or permit the use of , the Leased Premises for any illegal purpose. Lessee, at its own expense, will comply and will cause its officers, employees, agents, and investors to comply with all applicable laws, ordinances, rules, and regulations of governmental agencies concerning the use of the Leased Premises.






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                    MAINTENANCE, REPAIRS AND REPLACEMENTS

SECTION 4

     THE RESPONSIBILITY FOR MAINTENANCE REPAIR AND REPLACEMENT SHALL BE GOVERNED BY THE FOLLOWING STIPULATIONS:

4.01 Lessee shall, throughout the term of this Lease, and any extension of that term, at its own cost and expense, maintain the Leased Premises, and all improvements on the Leased Premises, in good order and condition except for capital repairs and structural maintenance (as set forth in SECTION 4.05) which will be the responsibility of Lessor. Except as otherwise provided herein, Lessee shall further be responsible, at its own cost and expense, for maintaining and repairing all equipment owned by Lessor and installed therein, including but not limited to the heating and air conditioning (HVAC) systems. Maintenance must be performed promptly when required, and in a manner that will not depreciate the value or damage the Leased building or Premises.

4.02 Lessor represents and warrants to Lessee that all building systems, including but not limited to the heating and air conditioning (HVAC Systems), plumbing, electricity, water, sewage, and gas will be in good working order at the time Lessee takes beneficial occupancy.

4.03 Lessor represents and warrants that the legal description of the Leased Premises contained in Exhibit A attached hereto and incorporated herein by reference, is true and accurate and will remain so. The Leased Premises includes the building located thereon consisting of 78,300 sq. ft. and the other items described in Exhibits "A" and "B".

4.04 Lessee will conduct an inspection of the Leased Premises at its own cost and expense. Upon the completion of said inspection, Lessee will provide Lessor with a report identifying any damage to the Leased Premises (the "Inspection Report"). Lessor shall repair or cause the repair of any damages identified in the Inspection Report as well as those items on Exhibit "C" attached hereto at its own cost and expense. The repair of the Leased Premises shall be completed within 60 days after Lessee takes possession of the Leased Premises.

4.05 Lessee shall be responsible for all damages attributable to the negligence of Lessee that require the maintenance, repairs, and the replacement of any matter to the Leased Premises, the Leased building, including but not limited to its structure, foundation, roof, walls contents, and equipment owned by Lessor, plumbing, exterior and interior paint, air conditioning, heating (HVAC) systems, and landscaping. Otherwise, Lessor shall be responsible, at its own costs and expense, for all repairs and maintenance which are capital or structural in nature including but not limited to the Building structure, foundation, roof, walls, the Building plumbing, electricity, water, sewage, gas systems and landscaping.




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4.06 Lessee agrees that the Leased Premises will be returned to Lessor in as good condition as the same was received at the beginning of the Lease, normal wear and tear excepted.

                                  UTILITIES

SECTION 5

5.01 Lessee will contract and directly pay all public services required. Lessor states that all necessary public services including water, electricity, heat and telephone, are available, and hooked-up to Building with all of their corresponding connections and/or installations having been made. Lessee will be responsible for the final hook-up and contracting of said services.

5.02 Lessee shall pay all utility charges for water, electricity, heat, gas (if applicable), and telephone service used in and about the Lease Premises during the term of this Lease, or any extension thereof, all such charges to be paid by Lessee directly to the utility company of municipality furnishing the same, before the same shall become delinquent.

5.03 Lessee shall pay for the removal of all garbage and rubbish from the Leased Premises during the term of the Lease.

                                MODIFICATIONS

SECTION 6

6.01 Lessee shall not make any alterations, additions, or improvements to the Leased Premises without the prior written consent of Lessor which will not be unreasonably withheld. Consent for nonstructural alterations, additions or improvements shall not be unreasonably withheld by Lessor.

6.02 All alterations, additions or improvements to the Leased Premises made by Lessee shall become the property of Lessor at the termination of this Lease. Lessor may, however, require that Lessee remove any and all alterations, additions and/or improvements installed or made by Lessee, and other property placed on the Leased Premises by Lessee upon termination of the Lease. In the event that Lessor requires Lessee to remove such alterations, additions, or improvements Lessee shall repair any damage to the Leased Premises caused by such removal.

6.03 If Lessee is not in default under both the initial five (5) five year Lease term and if applicable any extension hereof. Lessee shall be able to remove all machinery, equipment, or any other trade fixtures in, on or about the Leased Premises so long as the fixtures can be removed without structural damage to the Building. Any fixtures that have not been removed by Lessee at the termination of this Lease shall be deemed abandoned by the Lessee and shall automatically become the property of Lessor. In the event fixtures are abandoned, Lessee must pay Lessor any reasonable expenses actually incurred by Lessor to remove the fixture from the Leased Premises.

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                                    TAXES

SECTION 7

7.01 The Lessor will be responsible for the payment of the real estate property tax imposed over the Leased Premises. The Lessee agrees to reimburse fifty percent (50%) of the cost incurred by the Lessor for the real estate taxes paid with respect to the Leased Premises and attributable to the term thereof. The Lessee will be responsible for the value added tax imposed over the rentals payable pursuant to this Lease. Lessor will be responsible for payment of the net asset tax and the income taxes imposed over the rental income derived herefrom. Any other taxes will be paid by the party which may correspond pursuant to the applicable legal provisions. If any such taxes for which Lessee is liable hereunder are levied or assessed against Lessor or Lessor's property, and if Lessor elects to pay the same, Lessee shall pay to Lessor, upon demand, that part of such taxes for which Lessee is primarily liable under
SECTION 7.02. Lessor shall have the right to terminate this Lease agreement if Lessee fails to reimburse those amounts in taxes Lessor paid for Lessee, except as provided in SECTION 7.02.

7.02 The Lessee shall obey and comply with all Governmental Orders and their requirements, rules, regulations, laws and ordinances of all legally constituted authorities, in any way affecting this Lease, the above described Leased Premises, the Building and improvements now or hereafter thereon or the use of the same, existing at any time during the continuance of this Lease (subject to the rights of the Lessee to contest the validity of any such law, ordinance, rule, regulation or other requirement).

              TOTAL OR PARTIAL DESTRUCTION OF THE LEASE PREMISE

SECTION 8

8.01 In the event less than Fifty percent (50%) of the Leased Premises are damaged or destroyed by Act of God, fire or other casualty but to such an extent as to render the Leased Premises substantially unusable in both the Lessor's and Lessee's judgment, then Lessor shall cause the damage to be repaired within a commercially reasonable amount of time from the time all of the insurance proceeds relating to the damages to the Leased Premises are received and rent shall abate entirely until such time as the Leased Premises shall again be usable in Lessor's and Lessee's judgment.

8.02 Should less than Fifty percent (50%) of the Leased Premises be so damaged or destroyed by any of the aforesaid causes as to render the same partially unusable in both the Lessor's and Lessee's judgment, then Lessor shall cause the damage to be repaired within a commercially reasonable amount of time from the time all of the insurance proceeds relating to the Leased Premises are received and the rent shall abate proportionally until such time as the Leased Premises shall again be usable in Lessor's and Lessee's judgment. In the event the damaged material impairs the Lessee's operations and is not repaired within 45 days, Lessee at its option may terminate the Lease by giving written notice to Lessor.

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8.03 If the impediment or damage other than the mentioned in SECTION 8.04 was or is the result of gross negligence or reckless behavior of the Lessee, its agents, employees, representatives, or visitors, the Lessee shall continue to pay the rent as if it were using said Building, and the Lessor will rebuild the Leased Building within a commercially reasonable time after having received the applicable insurance proceeds, including any deductible amount from those proceeds provided that if such impediment or damage occurs within One Hundred Eighty (180) days of the expiration of the initial term or extended term of this Lease, then SECTION 8.05 will apply.

8.04 Should more than Fifty percent (50%) of the Leased Premises be so damaged or destroyed by any of the aforesaid causes or damaged or destroyed to an extent rendering the same substantially unusable in Lessor's and Lessee's judgment, then this Lease shall forthwith cease and terminate, in which event, the rent shall be paid to the day of such damage and any unearned rent paid in advance shall be refunded to Lessee within ten (10) days of said termination.

8.05 If the Leased Premises are destroyed or damaged more than Fifty percent (50%) within One Hundred Eighty (180) days from the expiration of the initial Lease term or extended term, Lessor is not required to rebuild or repair the damages unless Lessee under the term to this contract has agreed to extend the term of the Lease as provided under this Lease Agreement through the next option period and Lessee is not in violation of any provisions contained in this Lease Agreement including Lessee being current with all Lease payments.
If the extended term falls under these circumstances described in this section, the Lessor will then be allowed a commercially reasonable amount of time to repair or rebuild, taking into consideration the receipt of insurance proceeds to cover repairs and the rebuilding of the damaged property.


                           INSURANCE AND INDEMNITY

SECTION 9

9.01 Lessee shall, at its own expense, during the term of this Lease, or any extension thereof, obtain and maintain adequate general liability insurance with respect to the Leased Premises in an amount not less than five million ($5,000,000.00) U.S. Dollars. The combined limit which shall name the Lessor as additional insured.

9.02 Each party shall indemnify and save harmless the other, its employees, agents and invitees from and against all liability, demands, claims, loss, costs, damage, death and personal injury of whatsoever nature or kind arising out of, as a result of , or in connection with the performance of this Lease which is occasioned by the actions or omissions of the other party, its employees, agents or invitees to the extent the same is covered by their respective insurance companies. Each party shall furnish the other with a Certificate of Insurance evidencing such coverage and the amount of coverage.


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9.03 Lessee shall, at its own expense, during the term of  this lease, or any extension thereof, obtain and maintain insurance coverage on the contents and personal property within the Leased Premises and for any leasehold improvements added during any term of the Lease.

9.04 Lessor shall, at its own expense during the term of this Lease, or any extension thereof obtain and maintain fire and extended all risk perils insurance policy with reputable insurance companies in the amount of the replacement cost of all buildings and improvements on the Leased Premises.

                     ENTRY ON LEASED PREMISES BY LESSOR

SECTION 10

10.1 Lessee's authorization shall be required for entries by Lessor into the Leased Premises, and said authorization shall not be unreasonably withheld by Lessee. With this authorization, or if authorization is unreasonably withheld Lessor, its officers, agents, employees and representatives, shall have the right to enter into and upon all parts of the Leased Premises at all reasonable hours for purposes, including but not limited to the inspection by prospective tenants, cleaning, maintenance, repairs, alterations, or additions to the Leased Premises as Lessor may deem reasonably necessary, but without any obligation to perform any of these functions, except as expressly provided in this Lease. Lessor's right of entry shall not disturb Lessee's quiet enjoyment of the Leased Premises so long as Lessee is not in default hereunder.


                        LIENS ON THE LEASED PREMISES

SECTION 11

11.01 Lessee agrees that it will not permit any mechanic's or other liens to stand against the Leased Premises for work or materials furnished by, through, or under Lessee, provided however, that Lessee shall have the right to contest the validity of any lien or claim.

                          ASSIGNMENT AND SUBLETTING

SECTION 12

12.01 Lessor shall have the right to transfer any or all of its interests under the terms of this Lease upon ten (10) days prior written notice to Lessee and transfer of any prepaid rents and other amounts of Lessee to assignee.

12.02 Lessee shall not assign or sublet, this Lease without the prior written consent of the Lessor. Lessor may not unreasonably withhold its consent. Lessor may withhold its written consent if Lessee is in default under this Lease agreement either during the initial Lease period, or through the option period. Notwithstanding the foregoing, Lessee may assign or sublet the

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Leased Premises without consent to any corporation which is controlled by or is under common control of Lessee, or to any corporation resulting from the merger or consolidation with Lessee or to any entity which acquires all of the assets of Lessee as a going concern of the business that is being conducted on the Leased Premises, provided that the assignee assumes, in full, the obligations
of the Lessee under this Lease.   Unless agreed to in writing, no such
assignment shall operate to relieve Lessee from the obligations imposed under this Lease.

                                   DEFAULT

SECTION 13

13.01 In the event that Lessee shall have failed to timely pay Lessor three (3) monthly rental payments within each calendar year of this Lease beginning on the anniversary of said Lease, and Lessee shall not have cured said delinquency within ten (10) days of notice thereof by Lessor, Lessor may terminate this Lease by giving Lessee at least thirty (30) days written notice of such intention. In the event Lessee elects this option, the Lease will be terminated on the date designated on Lessor's notice.

13.02 Unless otherwise agreed to by Lessor in writing, in the event Lessee is in violation of any other provisions of this Lease aside from the violations listed in 13.01, and violation remains for a period of thirty (30) days after Lessor, by written notice, has informed Lessee of such violations, Lessor shall have the right to terminate this Lease unless Lessee has cured its violation within a period of thirty (30) days from the date of written notice.

13.03 Unless otherwise agreed to by Lessor in writing, in the case of a default the cure of which has not been commenced within a period of forty five (45) days after Lessor, by written notice, has informed Lessee of such violation, then Lessee shall be deemed to be in default and Lessor may at its option, terminate this Lease and/or exercise any right or remedy provided by the law or this Lease including but not limited to immediately enter upon Leased Premises and again have, repossess and enjoy the same as if this Lease had not been made, and everything herein contained on the part of the Lessor to be done and performed shall cease and terminate, without prejudice however, to the right of Lessor to recover the total amount of the Lease payments remaining under the Lease Agreement, and if applicable, the credit of amounts received by Lessor in reletting the same Leased Premises. Lessor may relet the Leased Premises for the remainder of the current term for the highest rent reasonably obtainable and may recover from the Lessee any deficiency between the amount so obtained and the rent herein reserved; however, the Lessor shall be obligated in such reletting of the Leased Premises for the best rent obtainable; and the Lessor may pursue any other rights and remedies it may have in law in equity.

13.04 A waiver by either Lessor or Lessee of a breach of this Lease by the other party does not constitute a continuing waiver or a waiver of any subsequent breach of this Lease.



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13.05 If Lessor defaults in the performance of any terms, covenant or condition required to be performed by it under this Lease.  Lessee may elect to:

     (a) Terminate this Lease upon giving at least thirty (30) days written notice to Lessor of such intention. In the event Lessee elects this option, the Lease will be terminated on the date designated in Lessee's notice, unless Lessor has commenced to cure the default prior to the expiration of the thirty
(30) day period and completes such cure within a commercially reasonable time after such commencement to cure but in no event later than sixty (60) days after Lessee's notice, or unless Lessee provides written consent to cure.

     (b) Pursuit of any of the remedies provided in this Lease by either Lessor or Lessee shall not preclude pursuit of any of the other remedies provided in this Lease or at law or inequity. Pursuit of any remedies provided in this Lease or by law by either party shall not constitute a forfeiture or waiver of any of the damages accruing to either party by reason of violation of any of the terms, provisions, and covenants contained in this Lease, nor shall pursuit of any remedies provided in this Lease by Lessor constitute a waiver, or forfeiture or waiver of any rent due to Lessor under this Lease.

13.06 No waiver by either party of any default or violation or breach of any of the terms, provisions and/or covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants of the Lease. Forbearance by either party to enforce one or more of the remedies provided in this Lease or by law upon any event of default shall not be deemed or construed to constitute a waiver of such default. Lessor's acceptance shall not be construed as Lessor's waiver of the default.

                                 SUBROGATION

SECTION 14

14.01 Lessee agrees, at the request of Lessor, to subordinate this Lease to any Deeds of Trust or mortgages that might now or later constitute a lien upon the Building, or on improvements in the Building, or on the Leased Premises. Lessee agrees to execute any instruments that are required by any mortgages for the purpose of subsecting and subordinating this Lease to the lien of any such Deed of Trust or mortgage. With respect to any Deed of Trust or mortgage constituting a lien on the Building, or improvements in the Building, or on the Leased Premises, Lessor has the right to waive the applicability of this section so that this Lease will not be subject and subordinate to any such Deed of Trust or mortgage. Notwithstanding such subordination, Lessee's right to quiet possession of the Leased Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its term.





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                               PURCHASE OPTION

                               LEASED PREMISES

SECTION 15

15.01 Lessee shall have the right to purchase the Leased Premises at the end of the initial five (5) year Lease period or at any time during the optional extension periods.

15.02 The purchase price of the Leased Premises shall be the fair market value of the Leased Premises and shall be paid in cash at closing. The fair market value of the Leased Premises shall be determined by negotiation among the parties, provided, however, that if the parties shall fail to reach agreement, each party, shall appoint an independent third-party arbitrator knowledgeable in the real estate market in the general area of the Leased Premises and the two arbitrators so appointed shall select a third arbitrator with appropriate qualifications to establish the fair market value of the Leased Premises. Such determination shall be made by majority approval of the arbitrators so selected. Each party shall bear the cost of its arbitrators and one-half of the cost of the third arbitrator. Any such notice may be contingent upon Lessee's satisfaction with the fair market value of the Leased Premises and in any event, if Lessee does not agree with the fair market value established it may refuse or fail to purchase the Leased Premises without liability on its part.

15.03 Lessor hereby grants Lessee a right of first refusal to purchase the Leased Premises at the same price and on the same terms as Lessor could sell Leased Premises to a qualified bona fide third party purchaser. Such right shall be effective at the end of the initial five (5) year term or as extended. In the event Lessor desires to accept any offer to sell or transfer the Leased Premises, or any part thereof, Lessor shall give Lessee a written notice of the terms and conditions of such sale including the purchase price, the identity of prospective purchaser and a date not sooner than ninety (90) days nor later than one hundred eighty (180) days within which Lessee can exercise its right of first refusal. Lessee shall give Lessor at least thirty (30) days advance written notice of its intention to exercise right of first refusal.









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                                    NOTICES


SECTION 16

16.01 All notices, demand and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if served personally or if sent by registered or certified mail, return receipt requested, addressed to Lessor or Lessee as the case may be, at its respective address last designated by notice to the other party for that purpose. Until Lessor and Lessee designated other addresses, their addresses shall be as follows:


Lessor:  INDUSTRIAS IRVIN DE MEXICO S.A. DE C.V.
         CARRETERA PRESA LA AMISTAD K.M. 6
         PARQUE INDUSTRIAL
         CIUDAD ACUNA, COAHUILA, MEXICO C.P. 26228
         ATTENTION:  SR. MIGUEL DEL CASTILLO

Lessee:  STANDARD COMPONENTS DE MEXICO S.A.
         C/U SIGMATRON INTERNATIONAL, INC.
         2201 LANDMEIER ROAD
         ELK GROVE VILLAGE, ILLINOIS 60007
         ATTENTION:  DANIEL P. CAMP



                        APPLICABLE LAWS AND JURISDICTION

SECTION 17

17.01 This Lease shall be bound by and subject to the Laws of the State of Coahuila, Mexico and both parties submit themselves to the jurisdiction of the Courts where the Leased Premises are located.

                             SUCCESSOR AND ASSIGNS

SECTION 18

18.01 The agreements, terms, covenants and conditions herein shall bind and insure the benefit of Lessor and Lessee and its respective heirs, personal representatives, successors, and its permitted assigns.




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                                ENVIRONMENTAL

SECTION 19

     THE LESSOR REPRESENTS, WARRANTS AND GUARANTEES THE FOLLOWING:

19.01 That the Leased Premises are in compliance with all applicable Municipal, State and Federal Laws, Regulations and Official Mexican Norms and/or Ecological Technical Standards concerning environmental matters;

19.02 That the Leased Premises are free of any notices of violations of environmental provisions, notice of fines, shutdowns, whether temporary or partial, whether imposed by Local, State or Federal Mexican Environmental authorities.

19.03 That the Leased Premises are free of any patent or latent environmental contamination, whether soil or water, and has not been subject to any spill, accident of ecological nature or final disposal or recycling of any material or waste that is deemed hazardous or dangerous by the General Law of Ecological Equilibrium and Environmental protection, its corresponding regulations and/or the Applicable Mexican Norms. Lessee, at their own expense, shall have 60 working days from the date of Lessee occupancy of the Leased Premises to effect environmental site investigation work on the Leased Premises to assess the quality of the Leased Premises environmental status.

     If said investigation work were to uncover any conditions of the Leased Premises in violation of applicable Mexican environmental laws, regulations and official Mexican Norms and/or Ecological Technical Standards with respect to the prevention of soil, air and water pollution, Lessor, after having been notified of the findings of Lessee will, at Lessor's expense, take all necessary steps under Mexican Environmental laws and any other applicable legal provision as sanctioned by the Secretariat of Social Development SEMARNAP to remedy such violation and restore the property and Leased Premise to its original condition or, if that were the case, in accordance with the Social Development Secretariat's official requests.

19.04 Lessor shall immediately request from SEMARNAP reports, files and documents as to the environmental condition of the Leased Premises (as herein defined) and shall deliver such reports to Lessee as received. Lessor hereby agrees to indemnify and hold Lessee harmless from and against all liability, claims , obligations or damage suffered by Lessee (including attorney fees) arising out of or related to the condition of the Leased Premises prior to the date of this Lease including any liability, claim, damage or obligation related to environmental contamination or indemnify and hold Lessor harmless from and against all liabilities, expenses, claims, obligations, or damage related to the condition of the Leased Premises arising after the date hereof and which were caused by Lessee, its agents, employees, directors or officers.



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

19.05 Lessee's environmental responsibilities here under will continue after the termination of this Lease unless an environmental site assessment equivalent to terms and condition referenced in SECTION 19.03 is performed by Lessee evidencing that the Leased Premises do not show any signs of contaminations caused by Lessee after the date hereof, same which must be delivered to Lessor, by Lessee, for its release.

                             DESCRIPTIVE HEADING

SECTION 20

20.01 The descriptive headings herein are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.

SECTION 21

21.01 Neither Lessor nor Lessee shall be required to perform any term, condition or covenant in this Lease so long as such performance is delayed or prevented by Force Majeure, which shall mean Acts of God, material or labor restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

BOTH PARTIES STATE:

SECTION 22

22.01 This Lease is final, and constitutes the sole and only agreement of the parties and supersedes all prior written or oral agreements respecting the subject matter of this Lease, and shall be binding upon, and insure to the benefit of, the parties to the Lease, and their respective heirs, executors, administrators, legal representatives, successors, and assigns, when permitted by this Lease.

22.02 This Lease shall be construed under and in accordance with the laws of the State where the Leased Premises are located and all obligations of the parties created by this Lease are performable in the same state.

22.03 In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal, void, or unenforceable, such provision shall not affect any other provision of the Lease, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been included in the Lease.

22.04 No amendment, modification or alteration of the terms of this Lease shall be binding unless the same is in writing, dated subsequent to the date of this Lease, and duly executed by the parties to this Lease.


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
  22.05  Time is of the essence of this Lease.

         Executed in multiple counterparts this  23  day of  December, 1996.



LESSOR:  INDUSTRIAS IRVIN DE MEXICO S.A. DE C.V.

BY:
   -----------------------------
     SR. MIGUEL DEL CASTILLO
     LEGAL REPRESENTATIVE



LESSEE:  STANDARD COMPONENTS DE MEXICO S.A.

BY:
   -----------------------------
     SR. DANIEL P. CAMP
     LEGAL REPRESENTATIVE






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